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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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    Rule 14a-12


                            THE PIONEER GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)



                         LENS INVESTMENT MANAGEMENT, LLC
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONTACT                                                   FOR IMMEDIATE RELEASE
Timothy Holland
Alan towers associates
212-354-6942
timothyholland@towerspr.com
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               INSTITUTIONAL SHAREHOLDER SERVICES ENDORSES LENS'S
                          CANDIDATES FOR PIONEER BOARD
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PORTLAND, ME, May 10, 2000 - Institutional Shareholder Services (ISS), America's
leading consultant to institutional investors on the voting of proxies, has endorsed the five candidates Lens Investment Management, LLC, proposed for election to the Board of Directors of Pioneer Group, Inc. (NASDAQ: PIOG). In its Pioneer proxy statement, Lens has stated that, if elected, the candidates will push immediately for the successful sale of the company. Pioneer's 2000 Annual Meeting is scheduled for May 16 at 9:30 AM at the offices of Hale and Dorr in Boston, Massachusetts.

"The ISS endorsement of the Lens candidates speaks to the credibility of our Pioneer campaign and our belief that Pioneer's sale is the surest means of maximizing shareholder value," said Richard A. Bennett, Director of Governance at Lens. "We're very pleased ISS has sided with us and rejected the arguments of incumbent management."

The ISS report included the following analysis of the Lens effort at Pioneer:

"We do not subscribe to management's view that election of the LENS nominees will significantly delay, impede, or otherwise disrupt the auction process."

"ISS believes that the incumbent board has taken actions that may not have been in the best interests of shareholders. First, we believe the retention agreements designed to retain key members of management were poorly conceived."

"The presence of the incumbent board, including Mr. Cogan [Pioneer's CEO] and other members of senior management, has not served to maximize or even preserve shareholder value in the past. Since LENS has taken a stake in the company and pushed for action, PG's stock price has increased dramatically. We have been presented no substantive evidence as to why these relationships should diverge in the future."

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INSTITUTIONAL SHAREHOLDER SERVICES ENDORSES...PAGE 2

"We recommend WITHHOLDING votes from management's nominees."

"We recommend a vote FOR Item 1."  [Elect Directors of Opposition Slate]

The Lens proxy statement can be found at the SEC's website, www.sec.gov.

Lens's candidates for Pioneer's Board of Directors are:

o   John P. M. Higgins
o   Robert B. Holmes
o   Robert A. G. Monks
o   Richard A. Bennett
o   George W. Siguler

Lens Investment Management, LLC, is an activist investment management firm that invests in companies it believes are underperforming despite strong underlying values and susceptible to increased value through shareholder activism. Its founder and Chairman Robert A. G. Monks is an internationally recognized authority on corporate governance and a pioneering activist investor. Lens and its affiliates, which manage in excess of $400 million of capital, own approximately 4.34% of Pioneer's outstanding common stock.


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